UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): January 1, 2006

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On January 1, 2006, the Registrant and Prudential Bank & Trust, FSB entered into a Trust Agreement (the “Agreement”) amending its Rabbi Trust Agreement (“Rabbi Trust”) to, among other things, name Prudential Bank as its trustee. Under the terms of the Agreement, Registrant will contribute assets to the Rabbi Trust to be used, along with the earnings from the investment of such amounts, as a source of funds to assist the Registrant in meeting its liabilities to participants of the LSI Industries Inc. Nonqualified Deferred Compensation Plan. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1	Trust Agreement Establishing the Rabbi Trust Agreement

10.2	LSI Industries Inc. Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed October 18, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC. BY: /s/Ronald S. Stowell —————————————— Ronald S. Stowell Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

January 5, 2006